                                                                    EXHIBIT 99.1


================================================================================
NEWS RELEASE
================================================================================

601 S. Harbour Island Boulevard     W. Michael Kipphut
P.O. Box 30101                      Vice President
Tampa, FL 33630-3101
(813) 204-5200





                                    EVENFLO & SPALDING HOLDINGS CORPORATION
                                    TO SEPARATE ITS BUSINESSES

[EVENFLO LOGO] [SPALDING LOGO]      - SPALDING AND EVENFLO WILL BECOME SEPARATE
                                      STAND-ALONE COMPANIES AND BE BETTER
                                      POSITIONED TO IMPLEMENT THEIR LONG-TERM
                                      GROWTH STRATEGIES
                                    - RESTRUCTURING WILL FACILITATE REDUCTION OF
                                      EXISTING DEBT


CHICOPEE, MA, VANDALIA, OH AND NEW YORK, NY, JULY 31, 1998 -- Evenflo & Spalding Holdings Corporation (E&S), the parent company of Evenflo Company, Inc. (Evenflo) and Spalding Sports Worldwide (Spalding), today announced that its Board of Directors has approved a restructuring of the Company. The restructuring will result in the separation of its two businesses, Evenflo Company, Inc. and Spalding Sports Worldwide, into two stand-alone companies, the infusion of $100 million equity into E&S, and the reduction of approximately $275 million of debt under E&S's senior credit facilities.

The restructuring and the separation will allow both companies to better implement their strategies and to achieve their growth objectives. Moreover, the companies will benefit from the centralization of their business functions at their respective headquarters and from fully dedicated, on-site management teams. The corporate entity now known as Evenflo & Spalding Holdings Corporation will be renamed Spalding Holdings Corporation and will include Spalding's operations in addition to an equity interest of approximately 42% in Evenflo.

The separation will be accomplished through a sale by a Spalding subsidiary of 51% of the outstanding common stock of Evenflo to an affiliate of Kohlberg Kravis Roberts & Co. (KKR) for $25.5 million, and approximately 7% of Evenflo's outstanding common stock to Abarco N.V. for $3.3 million. Both KKR and Abarco N.V. are currently shareholders of E&S. KKR will also acquire shares of noncash pay preferred stock of Evenflo for $40 million in cash. Evenflo will receive $120 million of proceeds from certain other debt financings to repay indebtedness owed to E&S and to pay certain fees and expenses. The proceeds of these transactions will be used to repay E&S debt under its senior debt facilities. After giving effect to the recapitalization, Evenflo will have approximately $35 million of availability for general corporate purposes under a new $100 million revolving credit facility.






--------------------------------------------------------------------------------
                                     (More)

EVENFLO & SPALDING HOLDINGS CORPORATION
TO SEPARATE ITS BUSINESSES
Page 2



As part of the restructuring, E&S has reached agreement with its bank syndicate to amend its senior credit facilities by removing certain financial ratio requirements until December 31, 1999, and to amend certain other covenants. In addition, KKR has agreed to invest $100 million in exchange for noncash pay preferred stock of E&S. Proceeds of that investment, together with the proceeds received from Evenflo, will be used to repay approximately $275 million of debt under E&S's senior credit facility. After this repayment of debt, E&S's next scheduled principal payment under the amended senior credit facility will be in the year 2002.

Kevin T. Martin, President of Spalding Sports Worldwide, said: "As an independent company, Spalding will be ideally positioned to capitalize upon the growth opportunities that exist today in golf and sporting goods in general. We are pleased to enter this new chapter in our history with continued sponsorship by KKR."

Richard W. Frank, Chairman and Chief Executive Officer of Evenflo Company, Inc., said: "This restructuring will provide Evenflo with the means to achieve its growth objectives in its competitive industry. Evenflo is recognized throughout the world as a leading innovator and marketer of juvenile products and we intend to capitalize upon our new financial flexibility to realize the full potential of our brands."

Michael Tokarz, a KKR executive, said: "Spalding and Evenflo are two strategically unrelated businesses and with their size and complexity, we believe that it is to their advantage to operate as separate corporate entities. We are pleased that we were able to structure a transaction that provides both companies enhanced financial strength to implement their respective growth strategies." KKR became Evenflo & Spalding's controlling shareholder in 1996.

While E&S has not finalized its financial statements for the third quarter of fiscal 1998, it expects to report operating results significantly below levels of the comparable period of the prior year. The financial results of E&S through this period are comprised of the results of Spalding, the results of Evenflo, and expenses associated with its Tampa, Florida, headquarters.

On a stand-alone proforma basis, Evenflo expects to report net sales and earnings (loss) from operations of $82.5 million and $(1.0) million for the three months ended June 30, 1998, compared to $98.7 million and $1.6 million for the comparable period of the prior year. Evenflo's proforma adjusted EBITDA (earnings (loss) before interest expense, income taxes, depreciation, amortization, restructuring costs and unusual costs) was $3.5 million for the three months ended June 30, 1998, compared to $6.8 million for the same period of the prior year. Evenflo's projected proforma results include the effects of allocated administrative expenses from E&S and, for 1997, include Gerry Baby Products Company. The financial results of Evenflo have been impacted by, among other things, a recently announced inventory reduction program at Toys "R" Us, Inc., Evenflo's largest customer, as well as higher safety campaign and product liability costs.






--------------------------------------------------------------------------------
                                     (More)

EVENFLO & SPALDING HOLDINGS CORPORATION
TO SEPARATE ITS BUSINESSES
Page 3



Following completion of the restructuring, which is expected to occur in August 1998, E&S's headquarters in Tampa, Florida, will be closed and its functions transferred to the separate Spalding and Evenflo operations.

The capital raising initiatives and senior credit facilities amendment described above are conditioned upon the consummation of the restructuring in its entirety.

KKR is a private investment firm headquartered in New York and Menlo Park, California.

Evenflo Company, Inc. is one of the most recognizable producers of infant and juvenile products under the Evenflo, Gerry and Snugli brand names. Headquartered in Vandalia, Ohio, Evenflo's product line includes car seats, strollers, stationary activity centers, gates, high chairs, play yards, cribs, child carriers, and a wide variety of infant accessories.

Founded in 1876, Spalding Sports Worldwide is a leading manufacturer of products serving sporting goods markets under the Spalding, Top-Flite, Ben Hogan, Etonic, and Dudley brand names. Headquartered in Chicopee, Massachusetts, Spalding markets a broad range of recreational and athletic goods, including products used in golf, basketball, softball, baseball, volleyball, soccer, tennis, racquetball, and football.

The information relating to the anticipated results of E&S contained in this press release is a forward-looking statement based on the expectations of management as of the date hereof. Since the financial statements of E&S have not been finalized, management has not prepared a discussion and analysis of such results and factors in addition to those cited above may have impacted the results for the period discussed.




                                      # # #








--------------------------------------------------------------------------------